Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2020, relating to the financial statements of Tilray, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants Vancouver, Canada

May 11, 2020